UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2022 (August 30, 2022)

DAYBREAK OIL AND GAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Argonne Road, Suite A 211 Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 30, 2022, Daybreak Oil and Gas, Inc. (OCT PINK:DBRM), a Washington corporation (“Daybreak” or the “Company”), held an Annual Meeting of Shareholders,

At the Annual Meeting, 348,541,779 of the Company’s 384,735,402 issued and outstanding shares of common stock entitled to vote, or approximately 90% as of the record date, July 7, 2022, were present or represented by proxy.

The final voting results on the proposals presented for stockholder approval at the Special Meeting were as follows:

Proposal No. 1: The shareholders ELECTED the following four (4) directors nominated by our Board of Directors to the Daybreak Board of Directors, to serve until the Company’s next Annual Meeting of Shareholders, or until their earlier, death, resignation, or removal:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
James F. Westmoreland	335,976,085	200,333	0	12,365,361
Timothy R. Lindsey	335,976,085	200,333	0	12,365,361
James F. Meara	335,976,085	200,333	0	12,365,361
Darren Williams	336,173,884	2,534	0	12,365,361

Proposal 2: The shareholders RATIFIED our appointment of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2023; and

Votes For	Votes Against	Abstentions	Broker Non-Votes
348,458,192	53,882	29,705	0

[signature page follows]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ JAMES F. WESTMORELAND

James F. Westmoreland, President and Chief Executive Officer

Date: August 31, 2022

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